UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 5, 2018

 SELLAS Life Sciences Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06.    Material Impairments

In January 2014, Galena Biopharma, Inc., the predecessor-in-interest of SELLAS Life Sciences Group, Inc. (the “Company”) acquired the worldwide rights to develop and commercialize anagrelide CR formulation (GALE-401) through its acquisition of Mills Pharmaceuticals, LLC (“Mills”). The license agreement (“BVI Agreement”) for GALE-401 between Mills and BioVascular, Inc. (“BioVascular”) provides that Mills may terminate the BVI Agreement by providing 60 days written notice to BioVascular.

On December 5, 2018, the Board of Directors of the Company (the “Board”) approved the termination of the BVI Agreement and the Company, on behalf of Mills, provided written notice of such termination to BioVascular and confirmed that Mills will no longer support or pursue the filing, prosecution, or maintenance of any patent covered in the BVI Agreement. The Company has previously disclosed that management has been evaluating GALE-401, among other items, for potential internal development, strategic partnership, or other types of product rationalizations and has determined that further development of GALE-401 is outside of the scope of the Company’s core focus on cancer immunotherapy/cancer vaccine development.

The Company’s preliminary estimate of the pre-tax charge to be incurred in the three months ended December 31, 2018 in connection with the termination of the of BVI Agreement is approximately $9.7 million. Included in this estimate is a non-cash charge of approximately $9.1 million for impairment of intangible assets recorded as in-process research and development and an additional $0.6 million of milestone payments recorded as deposits and other assets. As a result of the termination of the BVI Agreement, the Board determined that under generally accepted accounting principles a material amount of the Company’s intangible assets are impaired.

Other than possible de minimis expenditures, the Company does not expect there to be any future cash expenditures related to the termination of the BVI Agreement.

Forward-Looking Statements

This Form 8-K contains forward-looking statements that reflect the Company’s current views with respect to its estimates of the impairment charges in connection with the termination of the BVI Agreement. Such forward-looking statements include the words “estimate,” “expect,” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the effects of the BVI Agreement termination. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc..

Date:	December 12, 2018	By:	/s/ Barbara A. Wood
Barbara A. Wood Executive Vice President, General Counsel